Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1
STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐ CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A
TRUSTEE PURSUANT TO SECTION 305(b) (2)
WELLS FARGO BANK, NATIONAL ASSOCIATION
(Exact name of trustee as specified in its charter)

Not Applicable	94-1347393
(Jurisdiction of incorporation or	(I.R.S. Employer
organization if not a U.S. national	Identification No.)
bank)

420 Montgomery Street
San Francisco, CA	94163
(Address of principal executive offices)	(Zip code)
Wells Fargo & Company
Law Department, Trust Section
MAC N9305-172
Sixth and Marquette, 17th Floor
Minneapolis, MN 55479
(agent for services)

Allergan, Inc.
(Exact name of obligor as specified in its charter)

Delaware	95-1622442
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)
2525 Dupont Drive	92612
Irvine, CA
(Address of principal executive offices)	(Zip code)

1.50% CONVERTIBLE SENIOR NOTES DUE 2026
(Title of the indenture securities)

Item 1. General Information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising
authority to which it is subject.

Comptroller of the Currency,
Treasury Department
Washington, D.C. 20230

Federal Deposit Insurance Corporation
Washington, D.C. 20429

Federal Reserve Bank of San Francisco
San Francisco, CA 94120

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.
Item 2. Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.
     None with respect to the trustee.
No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15. Foreign Trustee.
Not applicable.

Item 16. List of Exhibits.
List below all exhibits filed as a part of this Statement of Eligibility
Wells Fargo Bank incorporates by reference into this Form T-1 exhibits attached hereto.

Exhibit 1.	A copy of the Articles of Association of the trustee now in effect. *

Exhibit 2.	A copy of the Comptroller of the Currency Certificate of Corporate Existence
for Wells Fargo Bank, National Association, dated November 28, 2001. *

Exhibit 3.	A copy of the authorization of the trustee to exercise corporate trust powers.
A copy of the Comptroller of the Currency Certificate of Corporate Existence
(with Fiduciary Powers) for Wells Fargo Bank, National Association, dated
November 28, 2001. *

Exhibit 4.	Copy of By-laws of the trustee as now in effect. *

Exhibit 5.	Not applicable.

Exhibit 6.	The consents of United States institutional trustees required by Section 321(b)
of the Act.

Exhibit 7.	Attached is a copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.
*	Incorporated by reference to exhibit number 25 filed with registration statement number 333-87398.

SIGNATURE
Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Los Angeles and State of California on this 31st day of July, 2006.

WELLS FARGO BANK, NATIONAL ASSOCIATION
/s/ Maddy Hall
Name:	Maddy Hall
Title:	Assistant Vice President

Exhibit 6
July 31, 2006
Securities and Exchange Commission

Washington, D.C. 20549
Gentlemen:
In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request thereof.

Very truly yours, WELLS FARGO BANK, NATIONAL ASSOCIATION
/s/ Maddy Hall
Maddy Hall
Assistant Vice President

Consolidated Report of Condition of
Wells Fargo Bank National Association
of 101 North Phillips Avenue, Sioux Falls, SD 57104
And Foreign and Domestic Subsidiaries,
at the close of business March 31, 2006, filed in accordance with 12 U.S.C. §161 for National Banks.

Dollar Amounts
In Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	$13,188
Interest-bearing balances	2,112
Securities:
Held-to-maturity securities	0
Available-for-sale securities	46,749
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices	2,381
Securities purchased under agreements to resell	940
Loans and lease financing receivables:
Loans and leases held for sale	42,881
Loans and leases, net of unearned income	247,315
LESS: Allowance for loan and lease losses	2,106
Loans and leases, net of unearned income and allowance	245,209
Trading Assets	7,021
Premises and fixed assets (including capitalized leases)	3,896
Other real estate owned	423
Investments in unconsolidated subsidiaries and associated companies	344
Intangible assets
Goodwill	8,780
Other intangible assets	14,473
Other assets	27,405

Total assets	$415,802

LIABILITIES
Deposits:
In domestic offices	$284,964
Noninterest-bearing	80,972
Interest-bearing	203,992
In foreign offices, Edge and Agreement subsidiaries, and IBFs	30,665
Noninterest-bearing	4
Interest-bearing	30,661
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices	9,385
Securities sold under agreements to repurchase	5,131

Dollar Amounts
In Millions

Trading liabilities	5,941
Other borrowed money
(includes mortgage indebtedness and obligations under capitalized leases)	5,258
Subordinated notes and debentures	8,114
Other liabilities	29,729

Total liabilities	$379,187

Minority interest in consolidated subsidiaries	50

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	520
Surplus (exclude all surplus related to preferred stock)	24,693
Retained earnings	11,094
Accumulated other comprehensive income	258
Other equity capital components	0

Total equity capital	36,565

Total liabilities, minority interest, and equity capital	$415,802

I, Karen B. Martin, Vice President of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.
Karen B. Martin
Vice President
We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Carrie Tolstedt
John Stumpf	Directors
Avid Modjtabai